CHESWOLD LANE FUNDS
EXHIBIT 12(B) TO FORM N-CSR


I, Eric Scharpf, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: September 7, 2006

By: /s/ Eric Scharpf
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        Eric Scharpf
        President


I, Matthew Taylor, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: September 7, 2006

By: /s/ Matthew Taylor
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        Matthew Taylor
        Vice-President and Treasurer